                                                                    EXHIBIT 99.1


Baker Hughes Announces Second Quarter Results

HOUSTON, Texas - July 24, 2003. Baker Hughes Incorporated (BHI - NYSE, PCX, EBS) announced today that income from continuing operations in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2003 was $81.6 million or $0.24 per share (diluted) compared to $68.6 million or $0.20 per share (diluted) for the second quarter of 2002 and $47.4 million or $0.14 per share (diluted) for the first quarter of 2003. Net income for the second quarter of 2003 was $81.6 million or $0.24 per share (diluted) compared to $72.4 million or $0.21 per share (diluted) for the second quarter of 2002 and $44.5 million or $0.13 per share (diluted) for the first quarter of 2003.

In the first quarter of 2003, the company recorded a after-tax charge of $5.6 million or $0.02 per share (diluted) related to the cumulative effect of an accounting change resulting from the adoption of SFAS 143, Asset Retirement Obligations. In the second quarter of 2002, the company recorded a $1.2 million after-tax credit, or $0.00 per share (diluted), related to the reversal of an excess restructuring accrual for the German operation of Bird Machine in the company's Process segment.

Operating profit, which is a non-GAAP measure for income from continuing operations excluding the impact of non-operational items, was the same in the first and second quarters of 2003 as income from continuing operations. Operating profit for the second quarter of 2002, excluding the credit referenced above, was $67.4 million or $0.20 per share (diluted). The company believes that operating profit is useful to investors because it is a consistent measure of the underlying results of the company's business. Furthermore, management uses the calculation of operating profit internally as a measure of the performance of the company's divisions. (See Reconciliation of GAAP Results and Operating Results below.)

Revenue for the second quarter of 2003 was $1,341.4 million, compared to $1,245.1 million for the second quarter of 2002 and $1,226.5 million for the first quarter of 2003. Oilfield Operations revenue for the second quarter of 2003 was $1,314.8 million, up 8.5% compared to $1,211.8 million for the second quarter of 2002, and up 9.6% compared to $1,200.1 million for the first quarter of 2003.

Michael E. Wiley, Baker Hughes' Chairman, President, and Chief Executive Officer, said, "International market conditions impacting the first quarter improved in the second quarter and domestic land activity continued to increase. Baker Hughes is positioned to take advantage of further improvements in the market as the balance between supply and demand for our products and services continues to tighten."

FINANCIAL FLEXIBILITY

As previously announced, the company entered into a $500 million three-year revolving credit facility in July 2003, which will be used for commercial paper back-up and general corporate purposes. The facility replaces an aggregate of $594 million in credit lines that were scheduled to mature in the fall of 2003.

In September 2002, the company's Board of Directors authorized the company to repurchase up to $275.0 million of its common stock. During the second quarter of 2003, approximately 2.2 million shares were purchased at an average price of $28.69 per share and retired. The company has authorization remaining to purchase up to $153.0 million in stock. During the second quarter of 2003, debt increased $89.1 million to $1,606.3 million, and cash increased $19.3 million to $71.0 million.

FINANCIAL INFORMATION                                                    Three Months Ended
                                                            -------------------------------------------
(In millions, except per share amounts)                              June 30,                 March 31,
                                                            --------------------------        ---------
UNAUDITED                                                      2003             2002             2003
                                                            ---------        ---------        ---------
Revenues                                                    $ 1,341.4        $ 1,245.1        $ 1,226.5
                                                            ---------        ---------        ---------

Costs and Expenses:
    Cost of revenues                                            970.7            901.2            923.3
    Selling, general and administrative                         213.4            219.8            201.8
    Restructuring charge reversal                                --               (1.9)            --
                                                            ---------        ---------        ---------
        Total costs and expenses                              1,184.1          1,119.1          1,125.1
                                                            ---------        ---------        ---------
Operating income                                                157.3            126.0            101.4
Equity in income (loss) of affiliates                            (3.6)             5.9             (0.4)
Interest expense                                                (24.6)           (27.4)           (28.4)
Interest income                                                   0.5              1.1              2.6
                                                            ---------        ---------        ---------
Income from continuing operations before income taxes           129.6            105.6             75.2
Income taxes                                                    (48.0)           (37.0)           (27.8)
                                                            ---------        ---------        ---------
Income from continuing operations                                81.6             68.6             47.4
Discontinued operations:
    Income from operations of E&P and EIMCO                      --                3.8              1.1
    Gain on disposal of E&P                                      --               --                4.1
    Loss on disposal of EIMCO                                    --               --               (2.5)
                                                            ---------        ---------        ---------
    Income from discontinued operations, net of tax              --                3.8              2.7
                                                            ---------        ---------        ---------
Income before cumulative effect of accounting change             81.6             72.4             50.1
Cumulative effect of accounting change, net of tax               --               --               (5.6)
                                                            ---------        ---------        ---------
Net income                                                  $    81.6        $    72.4        $    44.5
                                                            =========        =========        =========

Basic earnings per share:
   Income from continuing operations                        $    0.24        $    0.20        $    0.14
   Income from discontinued operations                           --               0.01             0.01
   Cumulative effect of accounting change                        --               --              (0.02)
                                                            ---------        ---------        ---------
   Net income                                               $    0.24        $    0.21        $    0.13
                                                            =========        =========        =========

Diluted earnings per share:
   Income from continuing operations                        $    0.24        $    0.20        $    0.14
   Income from discontinued operations                           --               0.01             0.01
   Cumulative effect of accounting change                        --               --              (0.02)
                                                            ---------        ---------        ---------
   Net income                                               $    0.24        $    0.21        $    0.13
                                                            =========        =========        =========

Shares outstanding, basic                                       335.4            337.3            336.7
Shares outstanding, diluted                                     336.3            338.8            337.7

Depreciation and amortization expense                       $    81.9        $    74.2        $    79.5
Capital expenditures                                        $    74.8        $    73.9        $    76.2

FINANCIAL INFORMATION                                            Six Months Ended
                                                            --------------------------
(In millions, except per share amounts)                              June 30,
                                                            --------------------------
UNAUDITED                                                      2003             2002
                                                            ---------        ---------
Revenues                                                    $ 2,567.9        $ 2,448.1
                                                            ---------        ---------

Costs and Expenses:
    Cost of revenues                                          1,894.0          1,776.4
    Selling, general and administrative                         415.2            424.8
    Restructuring charge reversal                                --               (1.9)
                                                            ---------        ---------
        Total costs and expenses                              2,309.2          2,199.3
                                                            ---------        ---------
Operating income                                                258.7            248.8
Equity in income (loss) of affiliates                            (4.0)            19.0
Interest expense                                                (53.0)           (55.8)
Interest income                                                   3.1              2.2
                                                            ---------        ---------
Income from continuing operations before income taxes           204.8            214.2
Income taxes                                                    (75.8)           (75.0)
                                                            ---------        ---------
Income from continuing operations                               129.0            139.2
Discontinued operations:
    Income from operations of E&P and EIMCO                       1.1              9.0
    Gain on disposal of E&P                                       4.1             --
    Loss on disposal of EIMCO                                    (2.5)            --
                                                            ---------        ---------
    Income from discontinued operations, net of tax               2.7              9.0
                                                            ---------        ---------
Income before cumulative effect of accounting change            131.7            148.2
Cumulative effect of accounting change, net of tax               (5.6)           (42.5)
                                                            ---------        ---------
Net income                                                  $   126.1        $   105.7
                                                            =========        =========

Basic earnings per share:
   Income from continuing operations                        $    0.38        $    0.41
   Income from discontinued operations                           0.01             0.03
   Cumulative effect of accounting change                       (0.02)           (0.13)
                                                            ---------        ---------
   Net income                                               $    0.37        $    0.31
                                                            =========        =========

Diluted earnings per share:
   Income from continuing operations                        $    0.38        $    0.41
   Income from discontinued operations                           0.01             0.02
   Cumulative effect of accounting change                       (0.02)           (0.12)
                                                            ---------        ---------
   Net income                                               $    0.37        $    0.31
                                                            =========        =========

Shares outstanding, basic                                       336.0            337.1
Shares outstanding, diluted                                     337.0            338.4

Depreciation and amortization expense                       $   161.4        $   147.8
Capital expenditures                                        $   151.0        $   136.0

CALCULATION OF EBIT AND EBITDA (NON-GAAP MEASURES)(1)

                                                                            Three Months Ended
                                                                   -----------------------------------
(In millions)                                                            June 30,            March 31,
                                                                   -------------------       ---------
UNAUDITED                                                           2003         2002          2003
                                                                   ------       ------       ---------
Income from continuing operations before income taxes              $129.6       $105.6        $ 75.2
Interest expense                                                     24.6         27.4          28.4
Reversal of excess restructuring accrual                             --           (1.9)         --
                                                                   ------       ------        ------
Earnings before interest expense and taxes (EBIT)                   154.2        131.1         103.6
Total depreciation and amortization expense                          81.9         74.2          79.5
                                                                   ------       ------        ------
Earnings before interest expense, taxes, depreciation
   and amortization (EBITDA)                                       $236.1       $205.3        $183.1
                                                                   ======       ======        ======

                                                                    Six Months Ended
                                                                   -------------------
(In millions)                                                            June 30,
                                                                   -------------------
UNAUDITED                                                           2003         2002
                                                                   ------       ------
Income from continuing operations before income taxes              $204.8       $214.2
Interest expense                                                     53.0         55.8
Reversal of excess restructuring accrual                             --           (1.9)
                                                                   ------       ------
Earnings before interest expense and taxes (EBIT)                   257.8        268.1
Total depreciation and amortization expense                         161.4        147.8
                                                                   ------       ------
                                                                   ------       ------
Earnings before interest expense, taxes, depreciation
    and amortization (EBITDA)                                      $419.2       $415.9
                                                                   ======       ======


(1) EBIT and EBITDA are non-GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and that these measurements may be used by some investors and others to make informed investment decisions.

CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                        UNAUDITED
                                                                                         June 30,          AUDITED
 (In millions)                                                                             2003       December 31, 2002
========================================================================================================================
 ASSETS
 CURRENT ASSETS:
     Cash and cash equivalents                                                          $    71.0         $   143.9
     Accounts receivable, net                                                             1,174.1           1,110.6
     Inventories                                                                          1,081.4           1,032.0
     Other current assets                                                                   209.8             204.7
     Assets of discontinued operations                                                        -                64.3
------------------------------------------------------------------------------------------------------------------------
         Total current assets                                                             2,536.3           2,555.5
------------------------------------------------------------------------------------------------------------------------

 Investment in affiliates                                                                   899.5             872.0
 Property, net                                                                            1,362.4           1,354.7
 Goodwill                                                                                 1,234.0           1,226.6
 Intangible assets, net                                                                     142.8             136.8
 Other assets                                                                               262.4             255.2
------------------------------------------------------------------------------------------------------------------------
 Total assets                                                                           $ 6,437.4         $ 6,400.8
========================================================================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
    Accounts payable                                                                    $   396.3         $   389.2
    Short-term borrowings and current portion of
       long-term debt                                                                        34.7             123.5
    Accrued employee compensation                                                           217.3             254.0
    Other accrued liabilities                                                               280.4             267.4
    Liabilities of discontinued operations                                                    -                46.0
------------------------------------------------------------------------------------------------------------------------
       Total current liabilities                                                            928.7           1,080.1
------------------------------------------------------------------------------------------------------------------------

 Long-term debt                                                                           1,571.6           1,424.3
 Deferred income taxes                                                                      117.0             166.7
 Other long-term liabilities                                                                360.3             332.5

 Stockholders' equity:
     Common stock                                                                           334.7             335.8
     Capital in excess of par value                                                       3,074.7           3,111.6
     Retained earnings                                                                      245.1             196.3
     Accumulated other comprehensive loss                                                  (194.7)           (246.5)
------------------------------------------------------------------------------------------------------------------------
 Total stockholders' equity                                                               3,459.8           3,397.2
------------------------------------------------------------------------------------------------------------------------
 Total liabilities and stockholders' equity                                             $ 6,437.4         $ 6,400.8
========================================================================================================================

RECONCILIATION OF GAAP RESULTS AND OPERATING RESULTS

The following table reconciles GAAP and operating results referenced in this news release. Reconciliation of other prior periods can be found on the company's website at www.bakerhughes.com/investor.

              RECONCILIATION OF GAAP RESULTS AND OPERATING RESULTS
                   (for the three months ended June 30, 2002)

---------------------------------------------------------------------------------------------------------------------
                                                                        PROFIT                  PROFIT       DILUTED
UNAUDITED                                              RECORDED         BEFORE                  AFTER        EARNINGS
(in millions except earnings per share)                   AS             TAX         TAX         TAX        PER SHARE
---------------------------------------------------------------------------------------------------------------------
Income from continuing operations (GAAP)                               $ 105.6     $ (37.0)    $  68.6      $   0.20
Non-operational item:
   Reversal of excess restructuring accrual for     Restructuring
     Bird Machine's German operation               charge reversal        (1.9)        0.7        (1.2)        (0.00)
---------------------------------------------------------------------------------------------------------------------
Operating profit, excluding impact of
    non-operational item                                               $ 103.7     $ (36.3)    $  67.4      $   0.20
=====================================================================================================================


SEGMENT HIGHLIGHTS

Operational highlights for the three months ended June 30, 2003, June 30, 2002, and March 31, 2003 are detailed below. All results are unaudited and shown in millions.

                    COMPARISON OF QUARTERS -- YEAR OVER YEAR
               (for the three months ended June 30, 2003 and 2002)

----------------------------------------------------------------------------------------------------------------------
                                                        Revenue                       Operating Profit Before Tax
                                              Q2 2003             Q2 2002             Q2 2003            Q2 2002
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations, excluding
    WesternGeco                             $   1,314.8         $   1,211.8         $     198.6        $     163.4
WesternGeco                                         -                   -                  (5.8)               4.0
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations                             1,314.8             1,211.8               192.8              167.4
Process Operations                                 26.6                33.3                (1.6)              (1.1)
Corporate, net interest and other                   -                   -                 (61.6)             (62.6)
Restructuring charge reversal                                                               -                  1.9
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Total                                       $   1,341.4         $   1,245.1         $     129.6        $     105.6
======================================= =================== =================== ================== ===================


                      COMPARISON OF QUARTERS -- SEQUENTIAL
          (for the three months ended June 30, 2003 and March 31, 2003)

----------------------------------------------------------------------------------------------------------------------
                                                        Revenue                       Operating Profit Before Tax
                                              Q2 2003             Q1 2003             Q2 2003            Q1 2003
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations, excluding
    WesternGeco                             $   1,314.8         $   1,200.1         $     198.6        $     141.4
WesternGeco                                         -                   -                  (5.8)              (1.3)
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Oilfield Operations                             1,314.8             1,200.1               192.8              140.1
Process Operations                                 26.6                26.4                (1.6)              (4.8)
Corporate, net interest and other                   -                   -                 (61.6)             (60.1)
--------------------------------------- ------------------- ------------------- ------------------ -------------------
Total                                       $   1,341.4         $   1,226.5         $     129.6        $      75.2
======================================= =================== =================== ================== ===================

OILFIELD OPERATIONS SEGMENT

Unless otherwise noted, all comments in this section refer to Baker Hughes' Oilfield Operations, excluding WesternGeco, the company's seismic venture with Schlumberger Ltd.

The following table details the percentage change in revenue in the June 2003 quarter compared to the June 2002 quarter and the March 2003 quarter.

                              COMPARISON OF REVENUE
  for the three months ended June 30, 2003 compared to the three months ended:
                                    UNAUDITED

Product Line                                              June 30, 2002                      March 31, 2003
----------------------------------------------- ----------------------------------- ----------------------------------
   INTEQ                                                        2%                                  3%
   Baker Atlas                                                 17%                                 19%
   Baker Oil Tools                                              5%                                 11%
   Baker Petrolite                                             10%                                  5%
   Centrilift                                                  12%                                 22%
   Hughes Christensen                                          18%                                  3%
Geography
----------------------------------------------- ----------------------------------- ----------------------------------
   North America                                               16%                                  4%
   Western Hemisphere                                          12%                                  7%
   Eastern Hemisphere                                           5%                                 12%


Oilfield Operations revenue for the second quarter of 2003 increased 8.5% compared to the second quarter of 2002 and increased 9.6% compared to the first quarter of 2003. Revenue increased both sequentially and compared to the same period a year ago at every division. Substantially all of the product shipments delayed in the first quarter of 2003 were shipped in the second quarter.

The non-GAAP measure of operating profit before tax margin ("operating margin") was 15.1% for the second quarter of 2003 compared to 13.5% in the second quarter of 2002, and 11.8% in the first quarter of 2003. Operating margins improved sequentially at all divisions and improved compared to the same period a year ago at all divisions except INTEQ. Every division except INTEQ reported operating margins of at least 10% in the second quarter of 2003.

PROCESS OPERATIONS SEGMENT

Process Operations revenues were $26.6 million in the second quarter of 2003, compared to $33.3 million in the second quarter of 2002, and $26.4 million in the first quarter of 2003. The operating loss was ($1.6) million, which compares to a loss of ($1.1) million in the same period a year ago, and a loss of ($4.8) million in the first quarter of 2003. Demand for capital equipment in the chemical market remains depressed. In response, Bird Machine incurred costs in the first and second quarters of 2003 associated with reductions made to its workforce to more closely match decreased market demand.

CORPORATE, NET INTEREST AND OTHER

Corporate, net interest and other expenses were $61.6 million in the June 2003 quarter, down $1.0 million when compared to the June 2002 quarter and up $1.5 million when compared to the March 2003 quarter. The increase in the June 2003 quarter, as compared to the March 2003 quarter, was due primarily to increased corporate spending offset by a reduction in net interest expense.

OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Factors affecting these forward-looking statements are detailed below under Forward-Looking Statements. These statements do not include the potential impact of any acquisition, disposition, merger or joint venture that could occur in the future. Statements made regarding WesternGeco are based upon information provided by WesternGeco, and therefore, are subject to the accuracy of that information. Additionally, any forward-looking statements relating to WesternGeco are also subject to the factors listed in Forward-Looking Statements in this news release.

     o Oilfield revenues are expected to be up 6% to 8% for the year 2003 as compared to the year 2002. Oilfield revenues are expected to be up 6% to 8% in the third quarter of 2003 compared to the third quarter of 2002 and up 1% to 3% in the third quarter of 2003 compared to the second quarter of 2003.

     o WesternGeco is expected to be breakeven for both the year 2003 and the third quarter of 2003.

     o Process is expected to post a ($10) to ($15) million operating loss before tax for the year 2003. Process is expected to lose ($2) to ($3) million in the third quarter of 2003.

     o Corporate and other expenses, excluding interest expense, are expected to be between $150 and $160 million for the year 2003 or approximately $37 to $42 million per quarter.

     o Net interest expense is expected to be between $95 and $100 million for the year 2003 or approximately $23 to $25 million per quarter.

     o Income from continuing operations per share (diluted) is expected to be between $0.97 and $1.07 for the year 2003. Income from continuing operations per share (diluted) is expected to be between $0.26 and $0.29 for the three months ended September 30, 2003.

     o Capital spending is expected to be between $310 and $330 million for the year 2003. Baker Hughes' expectation regarding its level of capital expenditures is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in Forward-Looking Statements - General Outlook below, the following factors could affect levels of capital expenditures: the accuracy of the company's estimates regarding its spending requirements; the occurrence of any unanticipated acquisition or research and development opportunities; changes in the company's strategic direction; and the need to replace any unanticipated losses in capital assets.

     o Depreciation and amortization expense is expected to be between $320 and $340 million for 2003. Baker Hughes' expectation regarding its depreciation and amortization expense is only its forecast regarding this matter. This forecast may be substantially different from actual results, which could be impacted by an unexpected increase in the company's assets that are subject to depreciation or amortization or an unexpected casualty, impairment or other loss in those assets.

     o The tax rate on operating results for the year ended December 31, 2003 is expected to be approximately 37.0%. Baker Hughes' expectation regarding its tax rate is only its forecast regarding this matter. This forecast may be substantially different from actual results. In addition to the factors described in Forward-Looking Statements - General Outlook below, the following factors could affect the tax rate: the level and sources of the profitability of the company; changes in tax laws or tax rates in the jurisdictions in which the company operates; and the ability of the company to fully utilize tax loss carry-forwards and credits in various jurisdictions.

CONFERENCE CALL

The company has scheduled a conference call to discuss the results of today's earnings announcement. The call will begin at 8:30 A.M. Eastern time, 7:30 A.M. Central time on Thursday, July 24, 2003. To access the call, which is open to the public, please contact the conference call operator at 706-643-3468, 20 minutes prior to the scheduled start time, and ask for the "Baker Hughes Conference Call." A replay will be available through Thursday, July 31, 2003. The number for the replay is 706-645-9291 and the access code is 1225572. The call and replay will also be webcast on www.bakerhughes.com/investor.

FORWARD-LOOKING STATEMENTS

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "expected," "will," "could be," "could," and similar expressions are intended to identify forward-looking statements.

General Outlook - Oilfield Segment: Baker Hughes' expectation regarding its outlook for its oilfield businesses (including, without limitation, its minority interest in WesternGeco and other similar businesses), changes in profitability and growth in those businesses and the oil and gas industry are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the level of petroleum industry exploration and production expenditures; drilling rig and oil and gas industry manpower and equipment availability; the company's ability to implement and effect price increases for its products and services; the company's ability to control its costs; the availability of sufficient manufacturing capacity and subcontracting capacity at forecasted costs to meet the company's revenue goals; the ability of the company to introduce new technology on its forecasted schedule and at its forecasted cost; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the price of, and the demand for, crude oil and natural gas; drilling activity; weather conditions that affect the demand for energy and severe weather conditions, such as hurricanes, that affect exploration and production activities; the legislative and regulatory environment in the United States and other countries in which the company operates; Organization of Petroleum Exporting Countries
(OPEC) policy and the adherence by OPEC nations to their OPEC production quotas; war, military action or extended period of international conflict, particularly involving the United States, Middle East or other major petroleum-producing or consuming regions; any future acts of war, armed conflicts or terrorist activities; civil unrest or in-country security concerns where the company operates; the development of technology by Baker Hughes or its competitors that lowers overall finding and development costs; new laws and regulations that could have a significant impact on the future operations and conduct of all businesses as a result of the financial deterioration and bankruptcies of large U.S. entities; labor-related actions, including strikes, slowdowns and facility occupations; the condition of the capital and equity markets in general; adverse foreign exchange fluctuations and adverse changes in the capital markets in international locations where the company operates; and the timing of any of the foregoing.

Oilfield Pricing Changes: Baker Hughes expectation's regarding pricing changes for its products and services are only its forecasts regarding pricing. Actual pricing changes could be substantially different from the company's expectations, which are affected by many of the factors listed above in "General Outlook - Oilfield Segment," as well as existing legal and contractual commitments to which the company is subject.

General Outlook - Process Segment: Baker Hughes' expectations in this news release regarding its outlook for its process segment and improvement and growth in Process' businesses and its markets are only its forecasts regarding these matters. These forecasts may be substantially different from actual results, which are affected by the following factors: the effect of competition; the health of the markets of the company's customers, including, without limitation, the production and refining, industrial, chemical, municipal wastewater and mining markets; the level of customer expenditures and investment, especially in the oil and gas, industrial, chemical, municipal wastewater and mining markets; the company's ability to control its costs; the ability of the company's competitors to capture market share; the company's ability to retain or increase its market share; world economic conditions; the legislative and regulatory environment in the United States and other countries in which the company operates; the condition of the capital and equity markets and the timing of any of the foregoing.



Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.



                                      ****
                       NOT INTENDED FOR BENEFICIAL HOLDERS